Exhibit 10.1

AMENDMENT NO. 2 TO PROMISSORY NOTE

THIS AMENDMENT NO. 2 TO PROMISSORY NOTE (this “Amendment”) is made and entered into as of June 12, 2007, by and between CELUNOL CORP., a Delaware corporation (the “Company”) and DIVERSA CORPORATION, a Delaware corporation (“Holder”).

WHEREAS, the Company has executed and delivered to Holder that certain Promissory Note dated as of February 12, 2007 wherein the Company has promised to pay to Holder up to an aggregate principal amount of twenty million dollars ($20,000,000) subject to the terms and conditions set forth in such Promissory Note (as amended, the “Note”); and

WHEREAS, the Company and Holder each desire to amend the Note in accordance with paragraph 12 of the Note.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

AMENDMENT

1. Amendment of the Note.

1.1 The header of the Note is hereby amended and restated such that the “Maximum aggregate principle amount” is stated as “$27,500,000”.

1.2 The first sentence of the introductory paragraph of the Note is hereby amended and restated to read as follows:

“For value received Celunol Corp., a Delaware corporation (the “Company”), promises to pay to Diversa Corporation, a Delaware corporation, or its assigns (“Holder”) up to an aggregate principal amount of twenty-seven million five hundred thousand dollars ($27,500,000), subject to the provisions of paragraph 2 below.”

1.3 Paragraph 2 of the Note is hereby amended and restated in its entirety to read as follows:

“2. Borrowing Requests. Each time prior to the Maturity Date that the Company desires to borrow available amounts under this Note, the Company shall deliver to Holder a written borrowing request that (i) specifies the amount of the borrowing requested under this Note, (ii) indicates that it is a request pursuant to this Note, and (iii) is executed by an authorized officer of the Company (a “Borrowing Request”). Holder shall only be obligated to loan amounts to the Company under this Note prior to the termination of the Merger Agreement and in an aggregate principal amount of up to twenty-seven million five hundred thousand dollars ($27,500,000). Subject to the foregoing, each time the Company delivers a Borrowing Request to Holder, Holder shall endorse Schedule A of this Note to reflect the amount of such Borrowing Request, attach the applicable Borrowing Request to Schedule A of this Note, and deliver to the

1.

Company within three (3) business days of the date of receipt of the applicable Borrowing Request the amount requested in such Borrowing Request. The principal amount payable by the Company to Holder on the Maturity Date shall equal the applicable principal amount (the “Maturity Date Principal Amount”) set forth on Schedule A hereto at the Maturity Date. If at any time the Company desires to borrow funds from any Person in excess of the total of twenty-seven million five hundred thousand dollars ($27,500,000) in principal amount provided for pursuant to this Note and the Company has at such time already borrowed the total of twenty-seven million five hundred thousand dollars ($27,500,000) in principal amount provided for pursuant to this Note, the Company hereby agrees that Holder shall have the right to fund such additional amounts prior to the Company borrowing such funds from any other party. If the Company desires to pursue such borrowing, it will provide Holder notice of the proposed borrowing and the proposed terms and if Holder does not indicate within ten (10) business days that it is willing to lend on such terms, the Company shall be free to obtain financing from a third party on terms that are no less favorable to the Company than such proposed terms (any such third party financing, a “Third Party Loan”).”

2. No Other Amendment. Except as amended by this Amendment, the Note shall remain in full force and effect without any modification. By executing and acknowledging, respectively, this Amendment below, the Company and Holder, respectively, each certify that this Amendment has been executed and delivered in compliance with the terms of paragraph 12 of the Note.

3. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York, without giving effect to any conflicts of laws principles that would result in the application of the laws of another jurisdiction.

4. Effect of Amendment. In the event of a conflict between this Amendment and the Note, this Amendment shall govern.

5. Severability. If any term or provision of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Amendment shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

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2.

The parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

CELUNOL CORP.,
a Delaware corporation

By:	/s/ John A. McCarthy, Jr.
Name:	John A. McCarthy, Jr.
Title:	EVP & CFO

ACKNOWLEDGED AND AGREED:

DIVERSA CORPORATION, a Delaware corporation

By:	/s/ Anthony E. Altig
Name:	Anthony E. Altig
Title:	SVP & CFO

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO PROMISSORY NOTE]